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Exhibit 13(a)(1)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        I, Frode Larsen, the chief executive officer of Concordia Bus AB (publ), certify that to the best of my knowledge (i) the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Concordia Bus AB (publ).

Date: June 27, 2003

/s/ FRODE LARSEN Frode Larsen Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Concordia Bus AB (publ) and will be retained by Concordia Bus AB (publ) and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002